EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cadiz Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008.  We also consent to the reference to us under the heading "Expert" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Los Angeles, California
November 24, 2009